CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S- 8 of our report dated July 10, 2009 with respect to the audited financial statements of Writer’s Group Film Corp. for the years ended March 31, 2009 and 2008 and  the period from March 9, 2007 through March 31, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

September 8, 2009